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                                                                      EXHIBIT 99

Network Six, Inc.
475 Kilvert Street
Warwick, Rhode Island 02886
401.732.9000    fax 401.732-9009
info@networksix.com
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                   NETWORK SIX ENTERS INTO $500,000 TERM LOAN

                                                                         CONTACT
                                            Kenneth C. Kirsch, President and CEO
                                                                              or
                                           Dorothy M. Cipolla, CFO and Treasurer
                                                              September 23, 1998

Network Six, Inc., of Warwick, Rhode Island, announced that it has entered into a $500,000 term loan. The loan was provided by the Business Development Corporation of Rhode Island ("BDC") and the Small Business Loan Fund Corporation ("SBLFC"), a subsidiary of the Rhode Island Economic Development Corporation, each contributing 50% of the total funds. The loan carries a five-year term.

Dorothy M. Cipolla, CFO and Treasurer commented, " This loan provides a base of working capital which will allow us to intensify our marketing efforts and assist us to grow the Company. We are proud to have been selected as business partners to the BDC and the SBLFC. "

Kenneth C. Kirsch, President, Chairman and CEO added, " Our marketing strategy is to grow our business at the rate of at least 25% per year for the foreseeable future. This working capital infusion will make it easier for us to do this, while at the same time, reduce our need to seek new equity."

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Network Six is a systems integrator, providing information technology that enables its customers to become more efficient and effective. Network Six's systems encompass Temporary Assistance to Needy Families (TANF), Health Care, Child Welfare, Child Support Enforcement, Child Care, JOBS, and Medicaid Eligibility programs. Network Six also provides network and information technology services to the public and private sector. Network Six's stock is traded on the NASDAQ National Market under the symbol NWSS. Its website is http://www.networksix.com.

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This release contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events that could materially affect Company performance in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. Please refer to the Company's Form 10K for December 31, 1997, or Form 10Q's for March 31 or June 30, 1998 for more discussion concerning the Company's financial condition.